                               ORIOLE HOMES CORP.
               1690 SOUTH CONGRESS AVENUE, DELRAY BEACH, FL 33445
                                 (561) 274-2000

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

                                                                  April 21, 1999

To the Stockholders of Oriole Homes Corp.:

         The Annual Meeting of Oriole Homes Corp. will be held at the Company's headquarters, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida, on May 12, 1999 at 9:30 A.M., local time, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting.

                                       By order of the Board Directors



                                       Harry A. Levy,
                                       Secretary





YOU ARE URGED, WHETHER YOU OWN ONE OR MORE SHARES, TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               ORIOLE HOMES CORP.
          1690 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FL 33445
                                 (561) 274-2000

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                                                          April 21, 1999
PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Oriole Homes Corp., a Florida corporation (the "Company"). If the enclosed form of proxy is executed and returned, it will be voted in the manner directed therein, but may be revoked at any time prior to its exercise by written notification to the Secretary of the Company or by attendance and exercise of your right to vote at the meeting. The form of proxy vests in the persons named therein as proxies, discretionary authority to vote on any matters not now known to management which may come before the meeting. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         This Proxy Statement and the accompanying form of Proxy are being mailed on or about April 21, 1999 to all stockholders of record on March 22, 1999.

         The Annual Report of the Company for the fiscal year ended December 31, 1998 accompanies this Proxy Statement.

VOTING SECURITIES

         The Company had 1,864,149 shares of Class A Common Stock (par value $.10 per share) and 2,761,375 shares of Class B Common Stock (par value $.10 per share) outstanding as of the record date, March 22, 1999. Holders of record of stock at the close of business on that date will be the only persons to receive notice of and to vote at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share; holders of Class B Common Stock are entitled to one-tenth of a vote for each share on all matters coming before the meeting except that with respect to the election of Directors, the holders of Class B Common Stock, voting as a separate class, will elect 25% of the authorized number of Directors rounded up to the next higher whole number, and the holders of Class A Common Stock, voting as a separate class, will elect the balance. The number of Directors is presently fixed at five. Two Directors will be elected by the holders of Class B Common Stock and three Directors will be elected by the holders of Class A Common Stock.

PRINCIPAL HOLDERS

         The Company has two classes of voting securities, its Class A Common Stock and its Class B Common Stock. Shares of Class A Common Stock may be converted at any time into shares of Class B Common Stock on a one share-for-one share basis. Except for information relating to certain officers and directors of the Company, the information contained in the following table is derived from information contained in Schedules 13D and 13G. Information regarding shares held of a particular class of stock in the following table conforms to the disclosure contained in such Schedules and generally does not give effect to the conversion of shares of Class A Common Stock into shares of Class B Common Stock, except as noted in footnote 7 to the table.

         As of March 23, 1999 the only persons known to the Company to own more than 5% of the Company's outstanding voting securities were:


Name and Address                              Class A                   Class B
----------------                     ---------------------    ------------------------
Richard D. Levy (1)                  621,864 (2) (3)  33.4%   225,661 (2)(3)      8.2%

Harry A. Levy (1)                    641,538 (2) (4)  34.4%   295,836 (2)(4)     10.7%

Mark Levy (1)                         94,412 (5)       5.1%    89,007             3.2%

FMR Corp.                                 --            --    276,800 (6)        10.0%
82 Devonshire Street
Boston, MA 02109

Andrew J. McLaughlin, Jr.            125,200           6.7%   416,900 (7)        15.1%
c/o Loeb Partners Corporation
61 Broadway
New York, NY 10006

Wellington Management Company, LLP        --            --    272,800 (8)         9.9%
75 State Street
Boston, MA 02109

Dimensional Fund Advisors, Inc.      138,700 (9)       7.4%   159,700 (9)         5.8%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401

Franklin Resources, Inc.                  --            --    340,000 (10)       12.3%
777 Marines Island Blvd.
San Mateo, California 94404

U.S.A. Fund Limited Partnership       98,200 (11)      5.3%        --            --
C/O Gordon, Feinblatt et al
233 East Redwood Street
Baltimore, MD 21202-3332

(1) The address of each of these shareholders is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

(2) Richard D. Levy and Harry A. Levy are brothers. The above figures include 426,095 shares of Class A Common Stock and 100,758 shares of Class B Common Stock which the Levy's each have the right to vote.

(3) Includes 9,234 shares of Class A Common Stock and 14,684 shares of Class B Common Stock held by the wife of Richard D. Levy and 120,457 shares of Class A Common Stock and 122,395 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Harry A. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Richard D. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any.

(4) Includes 5,038 shares of Class A Common Stock and 5,038 shares of Class B Common Stock held by the wife of Harry A. Levy and 121,758 shares of Class A Common Stock and 167,458 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Richard D. Levy, or the grandchildren of the Levy family Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Harry A. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any.

(5) Includes 1,000 shares owned by the wife of Mark Levy. Mark Levy disclaims any beneficial interest in the shares owned by his wife. Does not include shares of Class A Common Stock held by Levor Associates for the benefit of Mark Levy or shares of Class A Common Stock held by other partnerships for his benefit. These shares are reported in footnotes 2 and 3.

(6) FMR Corp., the parent company of Fidelity Management & Research Company, reported beneficial ownership of 276,800 shares of Class B Common Stock pursuant to a Schedule 13G filed on February 11, 1998.

(7) Andrew J. McLaughlin, Jr., a registered representative of Loeb Partners Corporation, a registered broker/dealer, in New York, NY, reported beneficial ownership of 125,200 shares of Class A Common Stock and 416,900 shares of Class B Common Stock pursuant to a Schedule 13D filed on February 9, 1999. Of the 416,900 shares of Class B Common Stock disclosed on such
    Schedule 13D, 125,200 shares represent the shares of Class A Common Stock assuming conversion into shares of Class B Common Stock.

(8) Wellington Management Company, LLP reported ownership of 272,800 shares of Class B Common Stock pursuant to a Schedule 13G filed on February 9, 1999.

(9) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 138,700 shares of Class A Common Stock and 159,700 shares of Class B Common Stock as of December 31, 1998, pursuant to Schedules 13G filed on February 11, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serve as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(10) Franklin Resources, Inc., parent company of Franklin Microcap Value Fund, an investment company, reported ownership of 340,000 shares of Class B Common Stock pursuant to a Schedule 13G filed on February 2, 1999.

(11) USA Fund, whose sole general partner is World Total Return, Inc. reported ownership of 98,200 shares of Class A Common Stock pursuant to schedule 13D filed on December 21, 1998.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

               STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

                                                                            COMMON STOCK OWNERSHIP AT
                                                                                   MARCH 23, 1999
                                                                     -------------------------------------------
NAME                            OFFICE                                    CLASS A                  CLASS B
----------------------------------------------------------------------------------------------------------------
Richard D. Levy (1)             Chairman of the Board; Director      621,864     33.4%      225,661        8.2%

Mark Levy (1)                   President of the Company;             94,412      5.1%       89,007        3.2%
                                Director

Harry A. Levy (1)               Vice-Chairman of the Board           641,538     34.4%      295,836       10.7%
                                and Secretary of the Company;
                                Director

Paul R. Lehrer                  Director                                  --       --         4,200(2)      *


George R. Richards              Director                                  --       --           600(3)      *

Joseph Pivinski (4)             Vice President of Finance and             --       --            --         --
                                Treasurer
All Officers and Directors
  as a Group (includes
  10 persons)                                                      1,360,771     73.0%      615,618       22.3%




(*) Denotes less than 1%.

(1) See footnotes (2), (3), (4) and (6) to the table under the caption "Principal Holders".

(2) Represents beneficial ownership of 4,200 shares of Class B Common Stock indirectly owned pursuant to immediately exercisable option grants as follows: options to purchase 1,200 shares exercisable at $8.62 per share; options to purchase 1,200 shares exercisable at $7.50 per share; options to purchase 1,200 shares exercisable at $7.625 per share; and options to purchase 600 shares exercisable at $7.375 per share. Common Stock ownership information does not include 600 shares of Class B Common Stock issuable upon exercise of options that will become exercisable on May 12, 1998 at $7.735 per share, and 600 shares that will be exercisable on May 20, 1999 and 600 shares that will be exercisable on May 20,2000, each at $4.50 per share.

(3) Represents beneficial ownership of 600 shares of ClassB Common Stock indirectly owned pursuant to immediately exercisable option grants to purchase 1,200 shares exercisable at $7.375 per share. Common Stock ownership information does not include shares of Class B Common Stock issuable upon exercise of options that will become exercisable on May 12, 1998 for 600 shares and 600 shares on May 12, 1999, each at $7.375 per share, and on May 20, 1999 for 600 shares and 600 shares on May 20, 2000, each at 4.50 per share.

(4) Common Stock ownership does not include shares of Class B Common Stock issuable upon exercise of options that will become exercisable on December 14, 2000 for 3,000 shares at $2.25 per share.

                              ELECTION OF DIRECTORS

         The persons named as proxies in the enclosed proxy card(s) intend to vote all valid proxies received in favor of the election of each of the five persons named below as directors. The Company is authorized to have no less than three or more than nine directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at five. It is intended that the persons named in the first portion of the following list be elected by holders of Class A Common Stock and those persons named in the second portion of the list will be elected by holders of Class B Common Stock. Each nominee receiving a plurality of votes will be elected a Director. Abstentions and votes withheld by brokers in the absence of instructions from street name holders (broker non-vote) will be counted for purposes of determining whether a quorum is present and will have no effect on the election of Directors. The term of each director elected will expire at the next Annual Meeting of Stockholders and upon the election and qualification of his successor. If any nominee refuses or is unable to serve as a Director (which event is not now anticipated), the proxies will be voted for the other nominees and for such substituted nominee(s) as may be designated by the present Board of Directors. Any such action will be consistent with the rights of the holders of Class B Common Stock to elect a minimum of 25% of the Directors. Each of the named persons was elected at the last Annual Meeting of Stockholders.

BACKGROUND OF MANAGEMENT

         Information regarding each nominee for Director and non-Director member of management is set forth below. Except as otherwise indicated, each nominee has held the position indicated as his principal occupation for at least five years.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK:

         Richard D. Levy, age 69, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1976. Mr. Levy has been an executive officer of the Company since its organization in 1963.

         Mark Levy, age 46, has served as President and Chief Operating Officer since December 1984 and has been employed by the Company since January 1975. Mark A. Levy is the son of Richard D. Levy.

         Harry A. Levy, age 65, has served as Vice Chairman of the Board since May 1991 and as Secretary of the Company since 1968. Mr. Levy is actively engaged in the management of family interests in hotels, office buildings and other real estate holdings for more than ten years. Harry A. Levy is the brother of Richard D. Levy.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK:

         Paul R. Lehrer, age 49, has been the President of Colliers Lehrer International, Inc., a company engaged in commercial and industrial real estate asset management, since 1978.

         George R. Richards, age 65, now retired, practiced law in Dade County, Florida from 1966 until April 1996. From May 1994 until April 1996, Mr. Richards was a solo practitioner, and from July 1979 to May 1994, Mr. Richards practiced with the law firm of Fine Jacobson Schwartz Nash & Block. Prior to his retirement, Mr. Richards was outside corporate counsel for the Company on various matters.

NON-DIRECTOR MANAGEMENT

         Joseph Pivinski, age 51, has served as Vice President-Finance, Treasurer and Chief Financial Officer of the Company since October 1997. From 1994 until October 1997, Mr. Pivinski was employed as the Vice President - Finance and Chief Financial Officer of New York City based ECCO Staffing Services, Inc.

         Mark E. Neubauer, age 39, has served as Vice President-Sales & Marketing since December 1997. From 1995 until December 1997, Mr. Neubauer was employed as the Sales & Marketing Director - Treasurer Coast Division, K. Hovnanian Companies of Florida, Inc.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation of the five highest paid executive officers of the Company for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE
                  (numbers shown as dollars except for shares)

                                                                   Long Term
                                                  Annual         Compensation
                                               Compensation         Awards            All Other
Name and Principal Position       Year            Salary        Options/SARs(1)    Compensation (2)
---------------------------       ----            ------        ---------------    ----------------

Richard D. Levy                   1998           $272,500              -0-             $14,330
Chairman of the                   1997           $272,500              -0-             $13,206
Board and Chief                   1996           $272,500            3,500             $12,784
Executive Officer

Mark Levy                         1998           $272,500              -0-             $ 2,500
President and Chief               1997           $272,500              -0-             $ 2,310
Operating Officer                 1996           $272,500            4,500             $ 2,375

Harry A. Levy                     1998           $160,000              -0-             $ 8,779
Vice Chairman of the              1997           $160,000              -0-             $ 8,048
Board and Secretary               1996           $160,000            3,500             $ 7,403

Joseph Pivinski    (3)            1998           $120,000            3,000              $ -0-
Vice President-Finance,           1997           $ 25,385              -0-              $ -0-
Treasurer and Chief               1996              -0-                -0-              $ -0-
Financial Officer

Mark E. Neubauer    (4)           1998           $112,500              -0-              $ -0-
Vice President-Sales              1997           $  7,212              -0-              $ -0-
and Marketing                     1996              -0-                -0-              $ -0-

(1) Options to purchase Class B Common Stock granted in 1996 at $7.625 per share became exercisable on May 14, 1998.

(2) Represents the Company contribution to the Deferred Compensation Plan and in the cases of Richard D. Levy and Harry A. Levy, also includes the economic benefits of the premiums paid by the Company under an executive split dollar life insurance program. The Company is entitled to recover the premiums from any amounts paid by the insurer on such a split dollar life policy and has retained an interest in the policies to the extent of the premiums paid.

(3) Mr. Pivinski joined the Company on October 6, 1997. Amounts shown as compensation for 1997 are for the period from such date through December 31, 1997.

(4) Mr. Neubauer joined the Company on December 1, 1997. Amounts shown as compensation for 1997 are for the period from such date through December 31, 1997.

  DEFERRED COMPENSATION PLAN

      Effective January 1, 1990, the Company established a defined contribution plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. Participant employees may contribute up to 15% of pretax annual compensation as defined in the Plan up to an annual maximum subject to change from time to time. The Company will match 25% of the participant's contributions, not to exceed 6% of the participant employee's annual compensation. The Company's contributions vest at the rate of 25% per year of employment. During the year ended December 31, 1998, the Company contributed a total of $44,688 to the Plan.

  COMPENSATION OF DIRECTORS

      Non-employee directors are compensated $12,000 per year and are reimbursed for travel expenses in connection with their attendance at meetings. Non-employee directors also receive options under the Company 1994 Stock Option Plan for non-employee directors (the "Director Option Plan"). An aggregate of 20,000 shares of Class B Common Stock are available for grant under the Director Option Plan. Each non-employee director will receive an option to purchase an additional 1,200 shares after each Annual Meeting of shareholders up to a maximum of options to purchase 6,000 shares. Each option terminates on the 10th anniversary date of its grant. Participants are entitled to exercise one-half of the options granted on the first anniversary and one-half on the second anniversary of the date of grant.


  INDIVIDUAL GRANTS

                                                                                               Potential
                                                                                               Realizable Value
                                                                                               At Assumed Rates
                                                                                               Of Stock
                                                                                               Appreciation for
                     Number of Shares   Percent of Total                                       Option Term
                     Underlying         Options Granted   Exercise Price                       ----------------
  Name               Options Granted    to Employees      ($/Sh)           Expiration Date     5% ($) / 10% ($)
  ----               ---------------    ------------      ------           ---------------     ----------------
  Joseph Pivinski    3,000              100%              $2.25            December 14, 2003   $8,615 / $10,871


                                OTHER INFORMATION

         During 1998, the Company had an Audit Committee of its Board of Directors consisting of Paul R. Lehrer and George R. Richards, an Executive Committee consisting of Richard D. Levy, Harry A. Levy and Mark Levy, and a Compensation Committee consisting of Paul R. Lehrer and George R. Richards. The Audit and Compensation Committees each met four times and the Executive Committee met one time in 1998. It is anticipated that at the meeting of the Board of Directors, which will be held following the Shareholders Meeting, the Committees will be re-elected with the same membership.

         The Board of Directors has responsibility for establishing broad corporate policy and monitoring the overall performance of the Company, although it is not involved in the day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them periodically, as well as other reports made at Board meetings by the Chairman and other officers. The Board of Directors generally schedules four meetings each year following the conclusion of each quarter. The Board of Directors held four meetings in 1998.

         The Executive Committee performs the function of (1) a nominating committee in that it recommends new directors to the Board; and (2) a retirement committee in that it advises the Board with respect to the availability of pension and retirement plans and other potential benefits to employees of the Company.

         The Audit Committee consists solely of independent, non-employee members of the Board. It's principal functions are recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, and reviewing the independent auditors' recommendations for improvements of internal controls.

         The Compensation Committee consists solely of independent, non-employee members of the Board. It's principal functions are recommending to the full Board compensation arrangements for senior management, recommending to the full Board the adoption and implementation of compensation and incentive plans and approving grants of stock options to officers and other employees of the Company.

         Each director attended more than three-fourths of the total number of meetings of the Board and all committees of the Board on which he served. All meetings of the Board and the Executive Committee were attended by all Director members of said Board or Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors was established in March, 1993. The members of the Compensation Committee are currently Paul R. Lehrer and George R. Richards.

    The Committee's compensation philosophy is to link executive compensation to Company performance and provide competitive compensation for executives with similar responsibilities. The Compensation mix is to reflect a balance of annual cash awards, including incentive awards and long-term equity-based incentives. Annual incentive cash awards are to be granted based on the achievement of corporate financial targets and individual performance.

    In accordance with this philosophy, the Compensation Committee reviews the recommendations of the chief executive officer regarding compensation of the Company's seven highest paid executives. With regard to these persons, based upon the Company's recent financial performance it was determined that such person's base salaries shall remain unchanged except for the Chairman of the Board who shall have a salary reduction of 10%. To provide incentives to the Company's executives, the Compensation Committee has determined it appropriate to establish a bonus pool for these seven highest paid executives. No bonuses were paid to such executives in 1998.

    The principal factors considered by the Committee in determining the salary and bonus arrangements for Richard D. Levy, the Chairman of the Board and Chief Executive Officer of the Company, include a review of Mr. Levy's historical salary and a link to the performance of the Company.

    To further the implementation of its compensation philosophy the Committee has the ability to grant executives incentive stock options under the Company's Employee Stock Option Plan. The purpose of such stock option grants is to provide incentives to such executives for the long-term growth of the Company.

    The Committee granted options to purchase 3000 shares Class B Common Stock to Joseph Pivinski in December 1998. Such options are exercisable anytime after December 14, 2000 and before December 14, 2003 at an exercise price of $2.25 per share.

    Section 162(m) of the Internal Revenue Code imposes a limitation on the Company's ability to deduct from income tax annual compensation in excess of $1 million paid to certain employees, generally the chief executive officer and the four other most highly compensated officers. The Committee intends to structure compensation that rewards performance while preserving maximum deductibility of all compensation awards. It is not anticipated that compensation realized by any executive officer under programs now in effect will result in a material loss of tax deductions.

                           The Compensation Committee




                      Paul R. Lehrer and George R. Richards




COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of the compensation committee of any entity one of whose executive officers or directors is a director of the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS


                                         INDEXED RETURNS
                              BASE       YEARS ENDING
                             PERIOD
COMPANY NAME/INDEX           DEC 93      DEC 94      DEC 95      DEC 96       DEC 97      DEC 98
==================================================================================================
ORIOLE HOMES CORP - CL B      100         62.66      56.86       64.98        40.61        22.05
S&P 500 INDEX                 100        101.32     139.40      171.40       228.59       293.91
PEER GROUP                    100         52.74      41.64       62.42       122.10        74.19








(*) Based on a $100 investment in the stock of Oriole, the S&P 500 Index and the stock of the Company's Peer Group. Total return assumes the reinvestment of dividends. The Peer Group is composed of Fairfield Communities Inc., Orleans Homebuilders Inc. (Formerly FPA Corp.), Schuler Homes Inc., Starrett Corp. (ACQ 2/13/98 by Starrett Acquisition), Sundance Homes Inc. and Zaring National Corp. (formerly Zaring Homes Inc.). These companies are engaged in the construction of single-family homes and condominiums and had sales volume of approximately $40 million-$125 million in 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has retained the firm of Grant Thornton LLP as auditors of the Company for the ensuing year. The Company expects a representative of Grant Thornton to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement, if he desires to do so. Such representative will be available to respond to appropriate questions.

                             STOCKHOLDERS PROPOSALS

     Shareholders who intend to present proposals at the annual meeting in 2000 and who wish to have such proposals included in the Company's proxy statement for that meeting must be certain that such proposals are received by the Secretary of the Company by December 22, 1999 Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2000 annual meeting.

                             ADDITIONAL INFORMATION

     Management is not aware of any matters to be presented at the meeting other than the matters above mentioned and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the proxies will be voted thereon in the discretion of the persons named in the enclosed proxy card.

     Whether or not you plan to attend the meeting, kindly date and sign the enclosed proxy card(s) and return in the enclosed envelope.

                                     By order of the Board of Directors



                                     Harry A. Levy, Secretary

                                                                      APPENDIX A



                                              ORIOLE HOMES CORP.
                                      PROXY FOR CLASS A COMMON STOCK

                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R.D. Levy, Mark A. Levy, and H.A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE
HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Wednesday,
May 12, 1999 at 9:30 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.
1. ELECTION OF DIRECTORS.  To elect Directors as set forth in the Proxy Statement.

   CLASS A STOCKHOLDERS:    FOR all nominees listed below                      WITHHOLD AUTHORITY to vote
                            (except as marked to the contrary below*) [ ]      for all nominees listed below [ ]

                                      R.D. Levy, H.A. Levy and M. Levy

*(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)

2. To transact such other business as may properly come before the meeting or any adjournment thereof.
   IF NO INSTRUCTION IS INDICATED, the undersigned's vote will be cast FOR the election of the Class A nominees.

              (Please sign on reverse side and return promptly in the enclosed envelope)












                                       (Continued from other side)

     A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy
Statement dated April 21, 1999 and a copy of the Annual Report for the year ended December 31, 1998.

                                                       Dated:_________________________, 1999



                                                       ________________________________________________
                                                       Signature



         NOTE   When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title.
                             (Sign Exactly as name appears on this proxy.)


                                              ORIOLE HOMES CORP.
                                      PROXY FOR CLASS B COMMON STOCK

                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R.D. Levy, Mark A. Levy, and H.A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE
HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Wednesday,
May 12, 1999 at 9:30 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.
1. ELECTION OF DIRECTORS.  To elect Directors as set forth in the Proxy Statement.

   CLASS B STOCKHOLDERS:    FOR all nominees listed below                      WITHHOLD AUTHORITY to vote
                            (except as marked to the contrary below*) [ ]      for all nominees listed below [ ]

                                      P.R. Lehrer and G.R. Richards

*(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)

2. To transact such other business as may properly come before the meeting or any adjournment thereof.
   IF NO INSTRUCTION IS INDICATED, the undersigned's vote will be cast FOR the election of the Class B nominees.

              (Please sign on reverse side and return promptly in the enclosed envelope)












                                       (Continued from other side)

     A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy
Statement dated April 21, 1999 and a copy of the Annual Report for the year ended December 31, 1998.

                                                       Dated:_________________________, 1999



                                                       ________________________________________________
                                                       Signature



         NOTE   When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title.
                             (Sign Exactly as name appears on this proxy.)
